Exhibit 10.5

SUBORDINATION AND INTERCREDITOR AGREEMENT

This Subordination and Intercreditor Agreement (the "Agreement") is made this 26th day of March, 2009, between RICHARD PARRILLO (the "Subordinated Lender"), a New York resident, and KELTIC FINANCIAL PARTNERS, LP, a Delaware limited partnership ("Keltic"), and BRIDGE HEALTHCARE FINANCE, LLC, a Delaware limited liability company ("Bridge", and together with Keltic, individually and collectively, "Senior Lender").

WITNESSETH

WHEREAS, Hudson Technologies Company, a Tennessee corporation ("Borrower"), has executed and delivered to Senior Lender one or more revolving notes and/or term notes (the "Senior Notes") evidencing all of Borrower's obligations, liabilities and indebtedness to Senior Lender, as set forth in an Amended and Restated Loan Agreement dated June 26, 2007 among Borrower and Senior Lender (as amended, modified or supplemented from time to time, the "Loan Agreement"), and as secured by a General Security Agreement made by Borrower in favor of Senior Lender (the "Security Agreement") (the Loan Agreement, the Security Agreement and the Senior Notes together with the other documents, instruments and agreements executed in connection therewith, as they may from time to time be modified, amended, restated or replaced are hereinafter collectively referred to as, the "Senior Loan Documents"), pursuant to which Senior Lender has agreed to make certain loans and advances to Borrower (collectively, the "Loans"), upon and subject to the terms of the Senior Loan Documents, which Loans will directly benefit Subordinated Lender. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Senior Loan Documents.

WHEREAS, all of the indebtedness, liabilities and obligations of Borrower to Senior Lender, whether now existing or hereafter arising, including, without limitation, the Loans and all other present and future Obligations of Borrower to Senior Lender are hereinafter collectively called the "Senior Debt."

WHEREAS, the payment and performance of the Senior Debt is secured by a security interest in, among other things, all of the present and future goods, equipment, inventory, investment property, instruments, chattel paper, documents, letter-of-credit rights, accounts, deposit accounts, commercial tort claims and general intangibles of Borrower, wherever located, and the products and proceeds thereof (collectively, the "Collateral").

WHEREAS, Subordinated Lender is or may be the holder of certain indebtedness and liabilities owing from Borrower to Subordinated Lender from time to time or may have made a loan or loans to Borrower, including under that certain Note Purchase Agreement dated on or about the date hereof between Borrower and Subordinated Lender (the "Subordinated Note Purchase Agreement") and that certain promissory note dated on or about the date hereof given by Borrower to Subordinated Lender in the principal amount of $1,000,000 (the "Subordinated Note"). The Subordinated Note Purchase Agreement, the Subordinated Note and the Subordinated Security Agreement referenced below, together with all other documents, agreements, instruments and/or certificates relating thereto, are hereinafter collectively referred to as the "Subordinated Debt Documents."

WHEREAS, all indebtedness, liabilities and obligations of Borrower to Subordinated Lender, whether now existing or hereafter arising, including, without limitation, all indebtedness, liabilities and obligations under the Subordinated Debt Documents, together with all interest and other monies due or to become due thereunder, and any fees, costs and expenses in connection therewith, are hereinafter referred to as the "Subordinated Debt."

WHEREAS, the payment and performance of the Subordinated Debt is secured by a security interest in certain assets of the Borrower, some or all of which constitute the Collateral, pursuant to a General Security Agreement given by Borrower in favor of Subordinated Lender (as amended, the "Subordinated Security Agreement").

WHEREAS, it is a condition precedent to the obligation of Senior Lender to continue to make the Loans provided for in the Senior Loan Documents that Subordinated Lender and Borrower execute and deliver this Agreement to and with Senior Lender.

NOW, THEREFORE, in order to induce Senior Lender to make the Loans provided for in the Senior Loan Documents and in consideration therefor, and in consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

1. CONSENT. Subordinated Lender hereby consents to and approves of the execution, delivery and performance by Borrower of the Senior Loan Documents and the consummation of the transactions contemplated thereby, notwithstanding anything to the contrary contained in any of the agreements, instruments and documents executed in connection with the Subordinated Debt.

2. SUBORDINATION.

2.1 Subordination of Payment. Except as set forth in Section 2.2 below, the payment of any and all of the principal amount of, interest on and any fees, costs and expenses on the Subordinated Debt is hereby expressly subordinated and made junior to the payment of the principal amount, all interest, all liquidated damages, fees, costs, expenses and any other amounts due on the Senior Debt.

2.2 Payments. Anything in any other agreement, instrument or document executed and delivered in connection with the Subordinated Debt to the contrary notwithstanding, Borrower shall not make, and Subordinated Lender shall not receive, accept or retain, any direct or indirect payment, or prepayment on account, or any reduction (whether by way of loan, set-off or otherwise) in respect of the principal of, premium on, or interest on the Subordinated Debt until the Termination Date (as defined in Section 6.11); provided, however, that so long as (a) on the date such proposed payment is to be made (a) no Default or Event of Default has occurred and is continuing, or shall occur as a result of such payment, and (b) on the date such proposed payment is to be made and after giving effect to such proposed payment, Borrower shall have availability of not less than $500,000 under the Revolving Loan (calculated on average for the thirty (30) days prior to the date of such proposed payment, with expenses, liabilities and trade payables being paid in the ordinary course of business), Borrower may make, and Subordinated Lender may accept, (i) monthly payments of interest on the Subordinated Debt (with interest not to exceed ten percent (10%) per annum), without acceleration, and (ii) payment of principal on the Subordinated Debt on September 30, 2009.

2.3 Subordination of Lien. Notwithstanding the date, manner or order of creation, attachment or perfection of those security interests and liens in favor of Subordinated Lender now or hereafter existing in the Collateral, and notwithstanding any provisions of the Uniform Commercial Code or other applicable law or of any agreement(s) granting such security interests or liens to Subordinated Lender and Senior Lender, the security interests and liens held by Subordinated Lender in the Collateral shall be, in all respects, subject to and subordinate to the security interests and liens of Senior Lender in the Collateral to the full extent of the Senior Debt secured thereby. Subordinated Lender will indicate in any financing statement filed (whether before or after the date hereof) in connection herewith that its security interests and liens in the Collateral are subordinated to the security interests and liens of Senior Lender in the Collateral.

2.4 Default/Remedies. In the event of (a) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment of debt, arrangement, composition, assignment for the benefit of creditors, or other similar proceeding relative to Borrower or its creditors, as such, or its property, or (b) any proceeding of Borrower for voluntary liquidation, dissolution, winding down or bankruptcy proceedings (collectively, an "Insolvency Event"), then and in any such event:

(i) All of the Senior Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect of the Subordinated Debt;

(ii) Any payment or distribution of any character, which would otherwise (but for the terms hereof) be payable or deliverable in respect of the Subordinated Debt (including any payment or distribution of any other indebtedness of Borrower being subordinated to the Subordinated Debt), shall be paid or delivered directly to Senior Lender, or its representative, until the Termination Date, and Subordinated Lender irrevocably authorizes, empowers and directs all receivers, custodians, trustees, liquidators, conservators and others having authority in the property and premises of Subordinated Lender to effect all such payments and deliveries; and

(iii) Notwithstanding any statute, including, without limitation, the United States Bankruptcy Code (the "Bankruptcy Code"), any rule of law or bankruptcy procedures to the contrary, the right of Senior Lender hereunder to have all of the Senior Debt paid and satisfied in full prior to the payment of any of the Subordinated Debt shall include, without limitation, the right of Senior Lender to be paid in full all interest accruing on the Senior Debt due to it after the filing of any petition by or against Borrower in connection with any bankruptcy or similar proceeding or any other proceeding referred to in this paragraph, hereof, prior to the payment of any amounts in respect to the Subordinated Debt, including, without limitation, any interest due to Subordinated Lender accruing after such date.

2.5 Turnover to Senior Lender; Senior Lender's Rights.

(a) Subordinated Lender will, upon the written request of Senior Lender, prove, enforce and endeavor to obtain payment of the aggregate outstanding amount of all unpaid Subordinated Debt payments due and payable, or thereafter becoming due and payable from Borrower to Subordinated Lender, and will turn over to Senior Lender in precisely the form received, any payment of any kind or character on account of the Subordinated Debt for application to the payment of any indebtedness, liabilities or obligations of Borrower to Senior Lender then existing. In the event that Subordinated Lender shall fail to take any such action requested by Senior Lender, Senior Lender may, as attorney-in-fact for Subordinated Lender, take such action on behalf of Subordinated Lender but for the use and benefit of Senior Lender. Subordinated Lender hereby authorizes and empowers (without imposing any obligation on) Senior Lender, under the circumstances referred to in this Paragraph 2.5(a) to demand, sue for, collect and receive every such payment and distribution and give acquittance therefor, and to file claims and to take such other proceedings in Senior Lender's own name or in the name of Subordinated Lender or otherwise, and to vote, give consent and take any other steps with regard thereto, all as Senior Lender may deem necessary or advisable for the enforcement of this Agreement, including without limitation, the right of Senior Lender in its own name or in the name of Subordinated Lender, to vote the full amount of the Subordinated Debt in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension, and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote the Subordinated Debt at creditors' meetings for the election of trustees, acceptance of plans and otherwise), as Senior Lender may deem necessary or advisable for the enforcement of this Agreement; and

(b) Subordinated Lender or any other holder of the Subordinated Debt shall execute and deliver to Senior Lender or its representative all such further instruments confirming the authorization referred to in the Paragraph 2.5(a), and any powers of attorney specifically confirming the rights of Senior Lender arising hereunder, and all such proofs of claim, assignments of claim and other instruments and shall take all such other actions as may be requested by Senior Lender or its representative in order to enable Senior Lender or its representative to enforce any and all claims upon or in respect of such Subordinated Debt and to collect and give any and all payments of distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Debt.

(c) Notwithstanding anything contained in this Paragraph 2.5 to the contrary, the respective rights and obligations of the parties hereto under this Paragraph 2.5 shall be applicable only at such time as Senior Lender has accelerated the Senior Debt.

2.6 Payments in Trust. If, notwithstanding the provisions of this Agreement, any payment or distribution of any character (whether in cash, securities, or other property) or any security shall be received by Subordinated Lender in contravention of the terms of this Agreement, such payment, distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to Senior Lender, or its representative, for application to the payment of all Senior Debt remaining unpaid, until the Termination Date.

2.7 Transfer/Assignment of Senior Debt. This Agreement, without further reference, shall pass to and may be relied on and enforced by any transferee or subsequent holder of any Senior Debt. In the event of any sale, assignment, disposition or other transfer of the Subordinated Debt, Subordinated Lender shall cause the transferee thereof to execute and deliver to Senior Lender an agreement (substantially identical with this Agreement or otherwise in form and substance satisfactory to Senior Lender) providing for the continued subordination of the Subordinated Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Senior Lender arising under this Agreement.

3. CONTINUED EFFECTIVENESS OF THIS AGREEMENT. The terms of this Agreement, the subordination effected hereby, and the rights of Senior Lender and the obligations of Subordinated Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by:

(a) any amendment, modification or termination of or supplement to the Senior Loan Documents or any other agreement, instrument or document executed or delivered pursuant thereto;

(b) the validity or enforceability of any such documents;

(c) the release, sale, exchange or surrender, in whole or in part, of any collateral security, now or hereafter existing, for any of the Senior Debt or any other indebtedness, liability or obligation of Borrower to Senior Lender, now existing or hereafter arising;

(d) any exercise or failure to exercise any right, power or remedy under or in respect of the Senior Debt or any of such instruments and documents referred to in clause (a) above or arising at law; or

(e) any waiver, consent, release, indulgence, extension, renewal, modifications, delay or other action, inaction or omission in respect of the Senior Debt or any of the agreements instruments or documents executed and delivered in respect of any collateral security for the Senior Debt or any other indebtedness, liability or obligation of Borrower to Senior Lender, now existing or hereafter arising, all whether or not Subordinated Lender shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto.

4. RESTRICTIONS; RIGHTS AND REMEDIES; WAIVER OF CLAIMS.

4.1 Restrictions. Prior to the Termination Date and notwithstanding anything contained in any Subordinated Debt Documents to the contrary, Subordinated Lender shall not, without the prior written consent of Senior Lender, do any of the following:

(a) amend, modify or supplement or agree to any amendment, modification or supplement of, or to, the Subordinated Debt or any of the Subordinated Debt Documents in any manner;

(b) accelerate the maturity of all or any portion of the Subordinated Debt, or take any action towards collection of all or any portion of the Subordinated Debt or enforcement of any rights, powers or remedies under the Subordinated Debt Documents against any of the property, real or personal, of Borrower, or any interest therein or under other agreements entered into pursuant thereto or against any of the property, real or personal, of Borrower or any interest therein upon the occurrence of any event of default under the Subordinated Debt or as defined in the Subordinated Debt Documents or any event, which with the passage of time, or giving of notice, or both would constitute such a default (including, without limitation, the occurrence of an Event of Default under any of the Senior Loan Documents);

(c) contest, protest or object to any foreclosure proceeding, post petition financing, use of cash collateral or action brought by Senior Lender or any other exercise by Senior Lender of any rights or remedies under the Senior Loan Documents or applicable law; or

(d) obtain any additional security interest in or liens upon any of Borrower's existing or hereafter acquired real or personal property including, without limitation, the Collateral without Senior Lender's prior written consent. In the event that Subordinated Lender shall, despite the provisions of this paragraph, obtain any such additional security interest or lien, then without any further action any such security interest or lien shall be deemed assigned to Senior Lender as collateral security for the Senior Debt and the termination of the Commitment as provided in the Senior Loan Documents.

4.2 Senior Lender's Rights and Remedies. Senior Lender shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral and Senior Lender shall not be required to marshal any Collateral. In exercising rights and remedies with respect to the Collateral, Senior Lender may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole business judgment. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction.

4.3 Right to Release. Senior Lender's rights with respect to the Collateral include the right to release any or all of the Collateral from the security interest and lien of any Senior Loan Documents or Subordinated Debt Documents in connection with the sale of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Debt or Subordinated Debt. If Senior Lender shall determine, in connection with any sale of Collateral, that the release of such security interest and lien of any Subordinated Debt Document on such Collateral in connection with such sale is necessary or advisable, Subordinated Lenders shall execute such release documents and instruments and shall take such further actions as Senior Lender shall request. Subordinated Lender hereby irrevocably constitutes and appoints Senior Lender and any officer of Senior Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Subordinated Lender and in the name of Subordinated Lender or in Senior Lender's own name, from time to time in Senior Lender's discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer or release.

4.4 Waiver of Claims. To the maximum extent permitted by law, Subordinated Lender waives any claim it might have against Senior Lender with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of Senior Lender, or its directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Loan Documents or any transaction relating to the Collateral. Neither Senior Lender, nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or Subordinated Lender or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

5. PROVISIONS APPLICABLE AFTER BANKRUPTCY. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event. To the extent that Subordinated Lender has or acquires any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, Subordinated Lender hereby agrees not to assert such rights without the prior written consent of Senior Lender; provided that, if requested by Senior Lender, Subordinated Lender shall seek to exercise such rights in the manner requested by Senior Lender, including the rights in payments in respect of such rights. Subordinated Lender (both in its capacity as Subordinated Lender and in its capacity as a party which may be obligated to Borrower or any of Borrower's affiliates with respect to contracts which are part of Senior Lender's Collateral) agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding (i) challenging the enforceability of Senior Lender's claim (ii) challenging the enforceability of any liens or security interests in assets securing the Senior Debt, (iii) asserting any claims which Borrower may hold with respect to Senior Lender, or (iv) objecting to any sale or other disposition of Borrower's assets consented to by Senior Lender in any bankruptcy or other proceeding or any borrowing or grant of any lien by Borrower consented to by Senior Lender in any such proceeding.

6. GENERAL PROVISIONS.

6.1 Successors and Assigns. This Agreement is entered into for the benefit of the parties hereto and their successors and permitted assigns. It shall be binding upon and shall inure to the benefit of the parties, their successors and assigns. Senior Lender shall have the right, without the necessity of any further consent or authorization by Subordinated Lender, to sell, assign, securitize or grant participation in all, or a portion of, Senior Lender's interest in the Senior Loan Documents, to other financial institutions of Senior Lender's choice and on such terms as are acceptable to Senior Lender in its sole discretion.

6.2 Subrogation. No payment or distribution to Senior Lender pursuant to the provisions of this Agreement shall entitle Subordinated Lender to exercise any rights of subrogation in respect thereof prior to the Termination Date. After the Termination Date, and provided that no payments are voidable, Subordinated Lender shall be subrogated to the rights of Senior Lender to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to Subordinated Lender have been applied to the payment of Senior Debt. A distribution made under this Agreement to Senior Lender, which otherwise would have been made to Subordinated Lender, is not, as between Subordinated Lender and Borrower, a payment by Borrower on the Subordinated Debt.

6.3 Reinstatement. The obligations of Subordinated Lender under this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Debt is rescinded or must otherwise be restored or returned by Senior Lender by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of Borrower's property, or otherwise, all as though such payment had not been made.

6.4 Notice. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when received or receipt rejected by the party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:

If to Senior Lender:	Keltic Financial Partners, LP
580 White Plains Road, Suite 610
Tarrytown, New York 10591
Attn: John P. Reilly, President and CEO
Fax: (914) 921-1154

With a copy to:	Stradley Ronon Stevens & Young, LLP
Woodland Falls Corporate Park
200 Lake Drive East, Suite 100
Cherry Hill, New Jersey 08002
Attn: Michael P. Bonner, Esquire
Fax: (856) 321-2415

If to Subordinated
Creditor:	Richard Parrillo
163 Hooton Road,
Mount Laurel, NJ 08054
Fax:

6.5 Conflicts of Terms. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant of the Subordinated Debt, or any document executed in connection therewith or the indebtedness evidenced thereby, the provisions of this Agreement shall control and govern.

6.6 Further Assurances. Subordinated Lender and Borrower, at their own expense and at any time from time to time, upon the written request of Senior Lender will promptly and duly execute and deliver such further instruments and documents and take such further actions as Senior Lender reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

6.7 Expenses. Borrower will pay or reimburse Senior Lender, upon demand, for all its costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to Senior Lender. Borrower will pay, indemnify, and hold Senior Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any Senior Lender with respect to any of the foregoing.

6.8 Legend. Subordinated Lender and Borrower will cause any promissory note evidencing the Subordinated Debt to bear upon its face a legend referring to this Agreement and indicating that such promissory note is subordinated as provided herein.

6.9 Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified orally but may be amended or modified only in writing, signed by all parties hereto. No amendment or waiver of provision of this Agreement shall in any event be effective unless it is in writing, making specific reference to this Agreement and signed by the party against whom such waiver is sought to be enforced.

6.10 No Third-Party Beneficiaries. Notwithstanding anything contained herein to the contrary, no provision of this Agreement is intended to benefit any party other than the signatories hereto, nor shall any such provision be enforceable by any other party.

6.11 Termination. This Agreement shall terminate upon the indefeasible payment in full of the Senior Debt and termination of the Senior Loan Documents (such date being referred to as the "Termination Date").

6.12 Subordinated Lender. Each reference to "Subordinated Lender" shall be deemed to mean each Subordinated Lender, individually and collectively, as the context requires.

6.13 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts (each of which may be transmitted via facsimile or pdf), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

7. GOVERNING LAW; CONSENT TO JURISDICTION.

(A) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided, however, that if any of the Collateral shall be located in any jurisdiction other than New York, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Senior Lender's lien upon such Collateral and the enforcement of Senior Lender's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of New York.

(B) AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF SUBORDINATED LENDER OR SENIOR LENDER, SUBORDINATED LENDER HEREBY CONSENTS AND AGREES THAT ANY FEDERAL OR STATE COURT LOCATED IN ANY COUNTY IN NEW YORK STATE, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUBORDINATED LENDER AND SENIOR LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT; PROVIDED, HOWEVER, SENIOR LENDER MAY, AT ITS OPTION, COMMENCE ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION TO OBTAIN POSSESSION OF OR FORECLOSE UPON ANY COLLATERAL, TO OBTAIN EQUITABLE RELIEF OR TO ENFORCE ANY JUDGMENT OR ORDER OBTAINED BY SENIOR LENDER AGAINST SUBORDINATED LENDER OR WITH RESPECT TO ANY COLLATERAL, TO ENFORCE ANY OTHER RIGHT OR REMEDY UNDER THIS AGREEMENT OR TO OBTAIN ANY OTHER RELIEF DEEMED APPROPRIATE BY SENIOR LENDER. SUBORDINATED LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND SUBORDINATED LENDER HEREBY WAIVES ANY OBJECTION WHICH SUBORDINATED LENDER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. SUBORDINATED LENDER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS CONSENT TO JURISDICTION PROVISION WITH ITS LEGAL COUNSEL, AND HAS MADE THIS WAIVER KNOWINGLY AND VOLUNTARILY.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

/s/ Richard Parrillo
Richard Parrillo

KELTIC FINANCIAL PARTNERS, LP
By:	KELTIC FINANCIAL SERVICES LLC,
its general partner

By:	/s/ John P. Reilly
Name:	John P. Reilly
Title:	President and CEO

BRIDGE HEALTHCARE FINANCE, LLC

By:	/s/ Kim Gordan
Name:	Kim Gordon
Title:	Executive Vice President and Chief Credit Officer

BORROWER AGREEMENT

The undersigned, the Borrower mentioned in the foregoing Subordination and Intercreditor Agreement, hereby acknowledges receipt of a copy thereof, acknowledges that the Subordinated Debt mentioned therein is payable as stated therein. Borrower shall make no payment of principal of or interest on the Subordinated Debt, other than as expressly permitted under Section 2.2 of the Subordination and Intercreditor Agreement.

Dated as of March 26, 2009

HUDSON TECHNOLOGIES COMPANY

By:	/s/ Brian F. Coleman
Name:	Brian F. Coleman
Title:	President and Chief Operating Officer

AGREEMENT AND CONSENT OF GUARANTORS

Each of the undersigned guarantors, intending to be legally bound, does hereby (a) consent to the execution, delivery and performance of the within and foregoing Subordination and Intercreditor Agreement and the granting of subordinated liens by Borrower as referenced thereunder, and (b) confirm and reaffirm, without setoff, counterclaim, deduction or other claim of avoidance of any nature, the continuing effect of such guarantor's guaranty of the Obligations after giving effect to the foregoing Agreement.

HUDSON TECHNOLOGIES, INC.

By: /s/ Brian F. Coleman

Name: Brian F. Coleman

Title: President

HUDSON HOLDINGS, INC.

By: /s/ Brian F. Coleman

Name: Brian F. Coleman

Title: President

Dated: March 26, 2009